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                                                                   EXHIBIT 10.24















                                  BIOGEN, INC.




                  VOLUNTARY EXECUTIVE SUPPLEMENTAL SAVINGS PLAN
               (As amended and restated through December 14, 2001)




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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE 1
         INTRODUCTION........................................................ 1
          1.1     Purpose and Effective Date................................. 1

ARTICLE 2
         DEFINITIONS......................................................... 1
          2.1     Base salary................................................ 1
          2.2     Biogen..................................................... 1
          2.3     Board...................................................... 1
          2.4     Bonus...................................................... 1
          2.5     Committee.................................................. 1
          2.6     Participant................................................ 1
          2.7     Plan....................................................... 1
          2.8     Savings Plan............................................... 1
          2.9     Plan Year.................................................. 1

ARTICLE 3
         PARTICIPATION....................................................... 1
          3.1     Eligibility and Participation.............................. 1
          3.2     End of Participation....................................... 2

ARTICLE 4
         SAVINGS DEPOSITS BY PARTICIPANTS; EMPLOYER CREDITS.................. 2
          4.1     Savings Deposits........................................... 2
          4.2     Employer Credits........................................... 3

ARTICLE 5
         PARTICIPANTS' ACCOUNTS.............................................. 3
          5.1     Participant Accounts....................................... 3
          5.2     Vesting.................................................... 4

ARTICLE 6
         DISTRIBUTIONS TO PARTICIPANT........................................ 4
          6.1     Distributions for Financial Hardship....................... 4
          6.1A    In-Service Distribution(s) at a Time Specified
                  by Participant............................................. 4
          6.2     Distribution Upon Participant's Retirement................. 5
          6.3     Distribution Upon Death of a Participant................... 5
          6.4     Distribution upon Participant's Other Termination
                  of Employment.............................................. 5
          6.5     Installment Distributions in Certain Cases................. 5

ARTICLE 7
         MISCELLANEOUS....................................................... 6
          7.1     Amendment or Termination of Plan........................... 6
          7.2     Benefits Not Currently Funded.............................. 6
          7.3     No Assignment.............................................. 7
          7.4     Responsibilities and Authority of Committee................ 7
          7.5     Limitation on Rights Created by Plan....................... 7
          7.6     Tax Withholding............................................ 7
          7.7     Text Controls.............................................. 7
          7.8     Applicable State Law....................................... 8




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                                    ARTICLE 1
                                  INTRODUCTION

1.1 PURPOSE AND EFFECTIVE DATE. The purpose of this plan is to provide certain designated key executives of Biogen (or its subsidiaries) with additional tax-deferred savings opportunities supplementing those available under the Savings Plan. This plan allows participants whose compensation exceeds the amount of compensation that may be taken into account by the Savings Plan for any plan year (the Code Section 401(a)(17) limits) to make savings deposits hereunder from such excess compensation with matching Biogen contributions on the same basis as is provided in the Savings Plan, and allows participants to make additional, unmatched savings deposits from base salary or bonus if elected by a participant. The effective date of this plan is April 18, 1994.

                                   ARTICLE 2
                                  DEFINITIONS

       This section contains definitions of terms used in the plan. Where the context so requires, the masculine includes the feminine, the singular includes the plural, and the plural includes the singular.

2.1 BASE SALARY means the base salary established for any participant by his employer as in effect from time to time; the entire amount of a participant's base salary will be taken into account in accordance with the terms of this plan without regard to any dollar limitation on applicable compensation that may be imposed under the Savings Plan.

2.2 BIOGEN means Biogen, Inc., a Massachusetts corporation, or any successor to all or the major portion of its assets or business which assumes the obligations of Biogen, Inc. under this plan.

2.3    BOARD means the Board of Directors of Biogen.

2.4 BONUS means the amount of compensation paid to a participant in addition to his base salary and designated as such participant's bonus by his employer; the entire amount of any such bonus will be taken into account in accordance with the terms of this plan without regard to any dollar limitation on applicable compensation that may be imposed under the Savings Plan.

2.5    COMMITTEE means the Savings Plan Committee constituted under the Savings
Plan.

2.6 PARTICIPANT means an employee of Biogen (or a subsidiary or affiliate) who is eligible to participate in this plan in accordance with Section 3.1 hereof and who has made a savings deposit hereunder.

2.7 PLAN means the Biogen, Inc. Voluntary Executive Supplemental Savings Plan, as set forth in this plan instrument, and as it may be amended from time to time.

2.8 SAVINGS PLAN means the Biogen Savings Plan, as amended from time to time. Any term defined in the Savings Plan will have the same meaning when used in this plan unless otherwise defined herein.

2.9 PLAN YEAR means the period commencing April 18, 1994 and ending December 31, 1994, and the 12-month periods commencing on January 1, 1995 and on each subsequent January 1 while the plan remains in effect.

                                   ARTICLE 3
                                 PARTICIPATION

3.1 ELIGIBILITY AND PARTICIPATION. A person (a) who is an employee of Biogen (or a subsidiary or affiliate) and (b) who is designated by the committee will be eligible to be a participant in this plan. His eligibility will be effective as of the date specified by the committee. An eligible employee will become a participant hereunder when he makes a savings deposit to this plan. Participation in this plan is voluntary and no eligible employee will be required to participate. An individual will not be considered an employee for purposes of this plan if the individual is classified as a consultant or contractor under Biogen's (or a subsidiary's or affiliate's) regular personnel classifications and practices, or he is a party to an agreement to provide services to Biogen (or a subsidiary or affiliate) without participating in this plan, notwithstanding that such individual may be treated as a common law employee for payroll tax or other legal purposes.



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3.2    END OF PARTICIPATION. A participant's participation in this plan will end upon the termination of his service as an employee of Biogen (or a subsidiary or affiliate) because of death, retirement, or any other reason.

       In addition, a participant's participation will end upon the committee's specifying that he is no longer eligible to participate. In such event, his participation will end effective as of the later of the date of the committee's action or the date specified by the committee; provided that no such action will retroactively deprive a participant of any amount credited to his account or any benefit he was entitled to under this plan calculated as of the effective date of his termination of participation.

       Upon the termination of a participant's participation in this plan in accordance with this section, the participant may make no further savings deposits hereunder and there will be no additional employer matching credits to such participant's account. However, the participant will be entitled to receive any amounts in his accounts in accordance with this plan.

       Notwithstanding the preceding provisions of this section, if a participant's service as an employee of Biogen (or a subsidiary or affiliate) ends but he continues in the position of Chairman of the Board of Directors of Biogen, his participation in this plan will continue and he will be eligible to continue making savings deposits hereunder in accordance with the plan, and for this purpose his regular remuneration as Chairman will be deemed to be his base salary and any bonus he receives as Chairman will be deemed to be his bonus. However, he will not be eligible to receive any matching employer credits under
Section 4.2 based upon such savings deposits. He will not be considered to have retired or terminated employment for purposes of Section 6.2 or Section 6.4 until his termination of service as Chairman.

                                   ARTICLE 4
               SAVINGS DEPOSITS BY PARTICIPANTS; EMPLOYER CREDITS

4.1    SAVINGS DEPOSITS.

       (a) SAVINGS DEPOSITS. Each eligible employee may make savings deposits to the plan from his base salary in any whole percentage of his base salary from a minimum of 1% to a maximum of 100% by agreeing to reduce his base salary by such amount. In addition, each eligible employee may make savings deposits to the plan from his bonus in any whole percentage of his bonus from a minimum of 1% to a maximum of 100% by agreeing to reduce his bonus by such amount.

       All amounts by which a participant reduces his base salary or his bonus hereunder are referred to herein as the participant's SAVINGS DEPOSITS. The amount by which a participant's savings deposits for a plan year hereunder do not exceed 6% of his applicable compensation (as defined in the Savings Plan) are referred to herein as his MATCHABLE SAVINGS DEPOSITS; provided, however, that a participant's matchable savings deposits for any plan year hereunder will not exceed the limit on elective deferrals for such year under Code Section 402(g)(1) and (4) reduced by his basic savings deposits for such year under the Savings Plan.

       (b) SIGN-UP PROCEDURE FOR SAVINGS DEPOSITS. An eligible employee who wishes to reduce his base salary and/or bonus with respect to a particular plan year in order to make savings deposits must complete an enrollment form specifying the amount of his savings deposits (with separate percentages for his base salary and bonus if desired), agreeing to reduce his base salary and/or bonus by the amount(s) desired, and providing such other information as the committee may require.

       A participant's initial enrollment form will also specify the time for payment (or the commencement of installment payments) under Section 6.2 or
Section 6.4 and the form of payment (lump sum or installments in accordance with Section 6.5(a) below) of his accounts hereunder. The time specified for payment may be anytime the participant indicates, but not later than the later of the participant's termination of employment or the participant's 55th birthday. In addition, a participant's initial enrollment form may (but is not required to) specify one or more in-service distributions to the participant in accordance with Section 6.1A if desired by the participant.

       A participant's enrollment form electing savings deposits for any plan year must be filed with the committee at least two weeks before the start of such plan year. A participant may change the amount of his savings deposits (but not the time for payment or the form of payment of his accounts except as provided in subsections (c) and (d) below) with respect to any subsequent plan year by filing a new enrollment form at least two weeks before the start of such subsequent plan year, and the change will become effective as of the first day of such subsequent



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plan year. Once a participant has elected to defer base salary and/or bonus, his enrollment form will remain in effect for future plan years unless the participant changes or terminates his prior elections by filing a new enrollment form in accordance with the preceding sentence.

         After a plan year has begun, a participant may not change the amount of savings deposits (if any) he had elected for such plan year. However, if a participant has an unforeseeable financial hardship (as defined in Section 6.1) during a year, the participant may cancel his savings deposits election for the balance of that year.

       (c) SPECIAL ONE-TIME ELECTION. Notwithstanding any other provisions of this plan, each participant who has an account hereunder as of December 1, 2001 may make a special one-time election to change the time for payment (or the commencement of installment payments) of his account balance to an earlier date specified by him or to elect one or more in-service distributions in accordance with Section 6.1A if desired. Such special election must be made before June 30, 2002.

         If any participant makes the election provided for in the preceding paragraph, the amount specified by the participant for accelerated payment or in-service distribution under Section6.1A shall be reduced by ten percent.

       (d) Notwithstanding subsection (b) above, at anytime prior to the date for payment originally elected by the participant, if the participant is still an employee of Biogen (or a subsidiary or affiliate) at such time, the participant may elect to defer the time when his account(s) would otherwise be payable (or installment payments would otherwise begin) to a subsequent date specified by him (not later than the latest time permitted under subsection (b)) or may elect installments (or a greater number of installments). If such election becomes effective as provided below, then the participant's account(s) will be payable at the time specified in his subsequent election. The participant's election under this subsection (d) will become effective if any of the following criteria is satisfied: (i) the participant remains an employee of Biogen (or a subsidiary or affiliate) for at least one year after making such election, (ii) the participant's service as an employee of Biogen (or a subsidiary or affiliate) ends due to disability (which means the participant's inability to perform the material duties of his position because of a physical or mental illness or condition), or (iii) the participant's employment as an employee of Biogen (or a subsidiary or affiliate) is involuntarily terminated without cause.

       A participant may make only one election under this subsection (d) to further defer payment.

4.2      EMPLOYER CREDITS.

       (a) AMOUNT OF MATCHING EMPLOYER CREDITS. For each calendar quarter (or a shorter period of time specified by the committee) during a plan year, each employer will credit a matching contribution amount to the account of each participant employed by such employer who makes matchable savings deposits during such calendar quarter (or such shorter period of time). The employer's matching contribution credits will be equal to 25% of the participant's matchable savings deposits during the calendar quarter (or such shorter period of time).

       (b) TIME FOR MAKING EMPLOYER MATCHING CREDITS. The employer's matching amounts under subsection (a) will be credited to participants' accounts as soon as practicable after each calendar quarter (or such shorter period of time specified by the committee).

                                   ARTICLE 5
                             PARTICIPANTS' ACCOUNTS

5.1    PARTICIPANT ACCOUNTS.

       (a) SAVINGS DEPOSITS ACCOUNTS. Savings deposits by a participant from his base salary or bonus hereunder will be credited to an account in the name of such participant. Such account will be called his savings deposits account.

       (b) EMPLOYER MATCHING CREDITS ACCOUNTS. Employer credits on a participant's behalf under Section 2(a) will be credited to an account in the name of such participant. Such account will be called his employer matching credits account.

       (c) PARTICIPANT'S ACCOUNT VALUE. A participant's accounts will be credited with deemed investment results as if participant savings deposits and employer matching credits on a participant's behalf were invested in one



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or more designated investment funds and all dividends and distributions on shares of a particular investment fund were reinvested in shares of such fund. The investment funds available for this purpose will be those from time to time available as investment options for participants' accounts under the Savings Plan (other than the Biogen stock fund).

       Each participant will indicate with his initial enrollment form the investment fund or funds (and the proportion in each fund when the participant designates more than one) he wishes to designate for this purpose. Thereafter, a participant may change his designation either with respect to the deemed investment of future savings deposits and matching credits or the deemed transfer of amounts from a previously designated investment fund to another fund. The committee shall establish the frequency by which such a change may be made, the method of making such a change, and the effective date of such a change and shall prescribe such other rules and procedures as it deems appropriate. Such designation will remain in effect until subsequently changed by the participant in accordance with this paragraph.

       Deemed investment results under this subsection will be credited to a participant's accounts effective as of the last day in each calendar quarter (or such shorter time specified by the committee).

       The value of a participant's accounts at any point in time will be his savings deposits and employer matching credits on his behalf, increased or decreased by deemed investment results as provided in this subsection (c) through the most recent calendar quarter (or such shorter time specified by the committee), and reduced by any distributions from the participant's accounts.

       (d) BOOKKEEPING ACCOUNTS. Participants' accounts and subaccounts (including savings deposits accounts and employer matching credits accounts) will be maintained on the books of the participant's employer for bookkeeping purposes only; such accounts will not represent any interest in any trust or in any segregated asset.

       In order to facilitate the administration of the plan, the committee may arrange for a participant's savings deposits account and/or employer matching credits account to be divided for record keeping purposes into two or more subaccounts, in accordance with procedures established by the committee.

5.2    VESTING.

       (a) SAVINGS DEPOSITS ACCOUNT. A participant will have a fully vested interest in his savings deposits account at all times.

       (b) EMPLOYER MATCHING CREDITS ACCOUNT. A participant will have a fully vested interest in his employer matching credits account at all times.

                                   ARTICLE 6
                          DISTRIBUTIONS TO PARTICIPANT

6.1 DISTRIBUTIONS FOR FINANCIAL HARDSHIP. If a participant has a serious financial hardship, he may apply to the committee for a distribution from the plan prior to his retirement, other termination of service with his employer or other designated time for payment. If such application for a hardship distribution is approved by the committee, the distribution will be made as soon as practicable after the later of the date specified in the participant's application or the date of approval by the committee. The amount of the distribution will be the amount needed to alleviate the participant's financial hardship, as determined by the committee, up to a maximum of the participant's account balances. Such a distribution will be made from the participant's accounts in a single lump-sum payment. If such a participant's account has two or more subaccounts, the committee will determine which subaccounts will be debited to reflect the financial hardship distribution.

       Financial hardship will be limited to the following: bankruptcy or impending bankruptcy, unexpected and unreimbursed major expenses resulting from illness to person or accident to person or property, and to other types of unforeseeable and unreimbursed expenses of a major nature that normally would not be budgetable. Financial hardship shall not include foreseeable expenses such as down payments on a home or purchase of an auto or college or other educational expenses.

6.1A   IN-SERVICE DISTRIBUTION(S) AT A TIME SPECIFIED BY PARTICIPANT. If, in his
initial enrollment form (or, if applicable, his one-time election under Section 4.1(c) or (d)), a participant designated payment of his account(s) (or



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a specified portion thereof) at a specified time(s) and he is still an employee of Biogen (or a subsidiary or affiliate) at such time(s), the participant will receive payment of the amount to be distributed in accordance with such election, payable on or as soon as practicable after the designated date(s). A participant's election for in-service distributions under this Section 6.1A may be for a single payment or up to five annual payments, in each case in an amount or portion specified by the participant in his enrollment or other election form. Each payment will be the amount specified (or the entire balance remaining in the participant's accounts, if less).

         Any amount in a participant's accounts hereunder not distributed to the participant under this Section 6.1A will be distributed under Section 6.2, 6.3 or 6.4, whichever may be applicable, and Section 6.5, if applicable. If a participant is receiving multiple payments under this Section 6.1A and retires, dies or otherwise terminates employment, payments under this subsection will cease and subsequent payments will be governed by Section 6.2, 6.3 or 6.4, as the case may be.

6.2 DISTRIBUTION UPON PARTICIPANT'S RETIREMENT. Following the later of a participant's retirement from his employer or the date specified by the participant in his payment election (but not later than his 55th birthday), the participant will receive a single sum payment equal to his account balance, payable on a date determined by the committee, but not later than one year after the specified date (or after the committee's receipt of satisfactory evidence of the occurrence of his retirement).

6.3    DISTRIBUTION UPON DEATH OF A PARTICIPANT.

       (a) IN GENERAL. If a participant dies while still an employee of Biogen (or a subsidiary or affiliate) or after termination of such employment, but before the complete distribution of his accounts hereunder, his beneficiary will receive the total amount remaining in his accounts. Distribution will be made in a single sum payment on a date determined by the committee, but not later than one year after the committee receives such evidence of the participant's death and of the right of any beneficiary to receive payment as it deems necessary.

       (b) BENEFICIARY. The beneficiary to receive the payment described in subsection (a) above will be the same person or persons who are to receive benefits payable upon the participant's death under the Savings Plan. If more than one person is a beneficiary, death benefits hereunder will be paid to them in the same proportions as under the Savings Plan. In the event that a participant does not participate in the Savings Plan, the participant may designate one or more beneficiaries to receive a distribution payable under subsection (a) above and may revoke or change such a designation at any time. If the participant names two or more beneficiaries, distribution to them will be in such proportions as the participant designates or, if the participant does not so designate, in equal shares. Any designation of beneficiary will be in writing on such form as the committee may prescribe or deem acceptable, and will be effective upon filing with the committee.

6.4 DISTRIBUTION UPON PARTICIPANT'S OTHER TERMINATION OF EMPLOYMENT. Following the later of a participant's termination of employment for any reason other than retirement or death or the date specified by the participant in his payment election (but not later than his 55th birthday), the participant will receive a single sum payment equal to his account balance, payable on a date determined by the committee but not later than one year after the specified date (or after the committee's receipt of satisfactory evidence of the termination of the participant's employment).

6.5    INSTALLMENT DISTRIBUTIONS IN CERTAIN CASES.

       (a) PARTICIPANT. Notwithstanding the provisions of Sections 6.2 and 6.4, a participant may, at the time of filing his initial enrollment form under
Section 4.1 (or, if applicable, in a subsequent election under Section 4.1(c) or (d)), designate that the amount payable to him hereunder will be paid in a number (minimum of two and maximum of ten) of annual installment payments, as specified by the participant.

       (b) BENEFICIARY. Notwithstanding Section 6.3, a participant may designate that, if the participant dies before receiving the entire amount payable to him hereunder, the beneficiary will receive either:

              (i)    A number of annual installment payments equal to:




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                     (A)    the number the participant elected for himself under
                            subsection (a) above (if the participant dies before receiving any installment payments), or

                     (B) the number of remaining installment payments due to the participant under subsection (a) above (if the participant dies after receiving one or more installment payments); or

              (ii)   a single payment.

       Payment to the beneficiary will be made or begin as provided in Section 6.3(a).

       If the participant fails to designate the form of payment to the beneficiary, the default form will be installments under (i) above. If installment payments are payable to the beneficiary, with the consent of the committee, a participant may subsequently change the form of payment to his beneficiary (but not the form of payment to himself under Section 6.2 or 6.4) to a single payment by filing a written instrument so specifying with the committee.

       (c) INSTALLMENT PAYMENTS. Where installment payments are due, the first annual installment payment will be paid out on the date specified in
Section 6.2, 6.3 or 6.4 (whichever is applicable) and subsequent annual installments will be paid approximately on succeeding anniversaries of the first payment date. The amount of each annual installment payment will be determined by multiplying the total amount to be paid by a fraction whose numerator is one and whose denominator is the number of remaining annual installment payments.

       (d) DEATH OF BENEFICIARY. If a participant's designated beneficiary is receiving installment payments and dies before receiving payment of all the annual installments, the designated beneficiary's estate will receive a lump-sum payment of the amount remaining to be distributed to such deceased beneficiary. Such payment will be made as soon as practicable after the committee's receipt of satisfactory evidence of the death of the designated beneficiary.

                                   ARTICLE 7
                                  MISCELLANEOUS

7.1 AMENDMENT OR TERMINATION OF PLAN. Biogen, by action of the Board (or such committee thereof or officer or officers of Biogen to whom the Board has delegated this authority), at any time and from time to time, may amend or modify any or all of the provisions of this plan or may terminate this plan without the consent of any participant (or beneficiary or other person claiming through a participant). No termination or amendment of the plan may reduce the amounts credited to the accounts of any participant under the plan (including a participant whose employment with the employer was terminated before such termination or amendment). However, Biogen may change the deemed investment options under Section 5.1(c), and Biogen may upon termination of this plan pay participants' account balances to the participants regardless of the times elected for payment (or the start of installment payments) elected by the participants and may pay such amounts in single sum payments regardless of whether participants have elected installment distributions under Section 6.5.

7.2    BENEFITS NOT CURRENTLY FUNDED.

       (a) Nothing in this plan will be construed to create a trust or to obligate Biogen to segregate a fund, purchase an insurance contract or other investment, or in any other way currently to fund the future payment of any benefits hereunder, nor will anything herein be construed to give any participant or any other person rights to any specific assets of Biogen or any other entity. However, in order to make provision for its obligations hereunder, Biogen may in its discretion purchase an insurance contract or other investment; any such contract or investment will be a general asset belonging to Biogen, and no participant or beneficiary will have any rights to any such asset. The rights of a participant or beneficiary hereunder will be solely those of a general, unsecured creditor of his employer.

       (b) Notwithstanding subsection (a) above, Biogen in its sole discretion may establish a grantor trust of which it is treated as the owner under Code Section 671 to provide for the payment of benefits hereunder, subject to



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such terms and conditions as Biogen may deem necessary or advisable to ensure that benefits are not includable, by reason of the trust, in the taxable income of trust beneficiaries before actual distribution and that the existence of the trust does not cause the plan or any other arrangement to be considered funded for purposes of Title I of ERISA.

7.3 NO ASSIGNMENT. No participant or beneficiary will have any power or right to transfer, assign, anticipate or otherwise encumber any benefit or amount payable under this plan, nor shall any such benefit or amount payable be subject to seizure or attachment by any creditor of a participant or a beneficiary, or to any other legal, equitable or other process, or be liable for, or subject to, the debts, liabilities or other obligations of a participant or beneficiary except as otherwise required by law.

7.4 RESPONSIBILITIES AND AUTHORITY OF COMMITTEE. The committee will control and manage the operation and administration of the plan except to the extent that such responsibilities are specifically assigned hereunder to Biogen or the Board.

       The committee will have all powers and authority necessary or appropriate to carry out its responsibilities for the operation and administration of the plan. It will have discretionary authority to interpret and apply all plan provisions and may correct any defect, supply any omission or reconcile any inconsistency or ambiguity in such manner as it deems advisable. It will make all final determinations concerning eligibility, benefits and rights hereunder, and all other matters concerning plan administration and interpretation. All determinations and actions of the committee will be conclusive and binding upon all persons, except as otherwise provided herein or by law, and except that the committee may revoke or modify a determination or action previously made in error. It is intended that any action or inaction by the committee will be given the maximum possible deference by any reviewing body (whether a court or other reviewing body), and will be reversed by such reviewing court or other body only if found to be arbitrary and capricious.

       Biogen will be the "plan administrator" and the "named fiduciary" for purposes of the Employee Retirement Income Security Act of 1974, as amended.

7.5 LIMITATION ON RIGHTS CREATED BY PLAN. Nothing appearing in the plan will be construed (a) to give any person any benefit, right or interest except as expressly provided herein, or (b) to create a contract of employment or to give any employee the right to continue as an employee or to affect or modify his terms of employment in any way.

7.6 TAX WITHHOLDING. Any payment hereunder to a participant or beneficiary will be subject to withholding of income and other taxes to the extent required by law.

7.7 TEXT CONTROLS. Headings and titles are for convenience only, and the text will control in all matters.

7.8 APPLICABLE STATE LAW. To the extent that state law applies, the provisions of the plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.




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